                                                                   EXHIBIT 4.1.2

                               AMENDMENT NO. 3 TO

                   AMENDED AND RESTATED REGISTRATION AGREEMENT

        THIS AMENDMENT NO. 3 dated as of October 21, 1993, (this "Amendment") is made by and among PI Parent Corporation, a Delaware corporation (the "Company"), Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), General Electric Capital Corporation, a New York corporation, as successor in interest to Kidder, Peabody Group, Inc. ("GECC"), David A. Wegmann ("Wegmann"), Trude C. Taylor ("Taylor"), J. Sidney Webb ("Webb"), The Equitable Life Assurance Society of the United States ("Equitable"), Equitable Deal Flow Fund L.P. ("Deal Flow Fund"), Merrill Lynch Life Insurance Company, formerly known as Tandem Insurance Group, Inc. ("Merrill Lynch"), Neil J. Hynes ("Hynes"), and the individuals named on the signature pages hereof (the "Executives"). CVC, GECC, Wegmann, Taylor, Webb, Equitable, Deal Flow Fund, Merrill Lynch, Hynes and the Executives are collectively referred to herein as the "Stockholders."

        WHEREAS, the Stockholders are parties to an Amended and Restated Registration Agreement dated as of December 29, 1989, as amended (the "Registration Agreement");

        WHEREAS, the parties to this Amendment desire to enter into this Amendment in order to make certain amendments to the Registration Agreement (all capitalized terms not otherwise defined herein have the meanings set forth in the Registration Agreement);

        WHEREAS, under the terms of the 1993 Stock Plan (the "Option Plan") of the Company, certain officers and other key employees of the Company have been or will be granted options to purchase shares of Common Stock of the Company; and

        WHEREAS, the parties to this Amendment desire that upon a grantee's exercise of options granted pursuant to the Option Plan, such grantee shall become a party to the Registration Agreement and shall thereafter be subject to the provisions set forth in the Registration Agreement;

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1. The parties hereto hereby agree that upon the grant to an officer or key employee by the Company of options to acquire Common Stock under the Option Plan and the exercise of such options in accordance with the Option Plan, each such optionee shall thereafter be permitted to execute and deliver to the Company a joinder agreement in the form of Exhibit A hereto, and upon such execution and delivery such optionee shall thereafter be deemed an "Executive" for all purposes under the Registration Agreement.

        2. The parties hereto hereby agree to amend the definition of "Executive Stock Agreements" set forth in Section 10 of the Registration Agreement by (x) deleting the word "and" appearing after the words "Stock Agreement" in the second line of such definition and inserting a comma in lieu thereof and (y) adding the phrase "and the Company's 1993 Stock Option Plan" immediately following the word "hereof" in the fifth line of such definition.


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        3. The parties hereto agree to amend and/or waive the following provisions of the Registration Agreement solely with respect to any registration of the Company's Common Stock that is completed on or prior to January 31, 1994:

               (a) to decrease the period set forth in Section 2(a) following the receipt of notice of a proposed registration during which the holders of Registrable Securities are entitled to respond from 30 days to five days;

               (b) to extend the period specified in Section 3(a) during which each holder of Registrable Securities agrees not to sell any equity securities of the Company, or securities convertible into or exchangeable for such securities, to a period of 180 days beginning on the effective date of the proposed registration;

               (c) to provide that all shares of Common Stock issued by the Company in connection with the conversion on a dollar for dollar basis of the outstanding 15.25% Senior Cumulative Preferred Stock, 16.75% Senior Cumulative Preferred Stock and 15.75% Junior Cumulative Preferred Stock shall constitute the "other securities requested to be included in such registration" for purposes of Section 2(c)(iii) of the Registration Agreement; and

               (d) to waive the rights set forth in Section 2(e) to approve the Company's selection of Managing Underwriters.

        4. The parties hereto acknowledge and agree that the proposed amendments to the Registration Agreement set forth in those certain Statements of Election previously delivered by the holders of Registrable Securities are superseded in their entirety by the provisions set forth in Section 3 hereof.

        5. Except as expressly set forth herein, all other terms and conditions of the Registration Agreement shall remain in full force and effect in accordance with the terms thereof.

        6. This Amendment may be executed in separate counterparts, each of which will be an original and all of which taken together constitute one and the same agreement.

        7. All questions concerning this Amendment will be governed by and interpreted in accordance with the internal law, and not the law of conflicts, of the State of Delaware.


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        IN WITNESS WHEREOF, the parties hereto have executed this Waiver and
Amendment on the day and year first above written.


PI PARENT CORPORATION                     CITICORP VENTURE CAPITAL, LTD.


By:  /s/ Susan B. Tomley                  By:  /s/ M. Saleem Muqaddam
     --------------------------------          ---------------------------------

Its: General Counsel and Secretary        Its: Vice President
     --------------------------------          ---------------------------------


GENERAL ELECTRIC CAPITAL                  THE EQUITABLE LIFE ASSURANCE
   CORPORATION                               SOCIETY OF THE UNITED STATES


By:  /s/ P. Kurt Preesing                 By: /s/ illegible
     --------------------------------          ---------------------------------

Its: Region Operations Mgr.               Its: Investment Officer
     --------------------------------          ---------------------------------

EQUITABLE DEAL FLOW FUND, L.P.

By:  EQUITABLE MANAGER ASSETS,            /s/ Neil J. Hynes
       L.P., as General Partner           --------------------------------------
                                          Neil J. Hynes

By:  THE EQUITABLE LIFE ASSURANCE
        SOCIETY OF THE UNITED STATES,
        as General Partner                /s/ Trude C. Taylor
                                          --------------------------------------
                                          Trude C. Taylor

By:  /s/ illegible
     --------------------------------

Its: Investment Officer                   /s/ David A. Wegmann
     --------------------------------     --------------------------------------
                                          David A. Wegmann

MERRILL LYNCH LIFE INSURANCE
COMPANY, formerly known as
TANDEM INSURANCE GROUP, INC.              /s/ J. Sydney Webb
                                          --------------------------------------
                                          J. Sydney Webb

By:
     --------------------------------

Its:
     --------------------------------


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